                                SERVICE AGREEMENT

         This Agreement is entered into as of 9/28/ , 2004 by and among The Victory Portfolios (the "Trust"), a Delaware statutory trust, on behalf of those series identified on Schedule A to this Agreement individually and not jointly (such series being individually referred to herein as the "Fund" and collectively as the "Funds"), and Hartford Life Insurance Co., Inc., ("Administrator"), a Connecticut corporation.

                                    RECITALS

     1. The Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 ACT") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 ACT"); and

     2. The Administrator issues certain group variable annuity contracts and group funding agreements (the "CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

     3. Each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Administrator under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

     4. To the extent permitted by applicable insurance laws and regulations, the Administrator intends to purchase shares of the Funds set forth in SCHEDULE A on behalf of each corresponding Separate Account set forth on such SCHEDULE A to fund the Contracts and the Trust is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value; and

     5. Administrator provides administrative services comprised of, but not limited to, recordkeeping, reporting and processing services (the "Administrative Services") to certain retirement plans (the "Plans"). Administrative Services for each Plan include processing and transfer arrangements for the investment and reinvestment of Plan assets in investment media specified by an investment adviser, sponsor or administrative committee of the Plan (a "Plan Representative") generally upon the direction of Plan beneficiaries (the "Participants"). The Administrative Services are provided by Administrator under service agreements with various Plans; and

     6. The Trust and Administrator desire to facilitate the purchase and redemption of shares of the Funds listed on Schedule A (the "Shares") on behalf of the Plans and their Participants through one or more accounts (not to exceed one per Plan) in each Fund

(individually an "Account" and collectively the "Accounts"), subject to the terms and conditions of this Agreement and the applicable Fund prospectus.

     Accordingly, the parties hereto agree as follows:

     1. FUND AVAILABILITY. Subject to Section 13 below, the Trust agrees to make shares of the Funds available during the term of this Agreement for purchase at the applicable net asset value per share by the Administrator on each Business Day (as defined below) in accordance with the terms, conditions and limitations set forth in the currently effective prospectus for the Funds.

     2. PERFORMANCE OF SERVICES. In consideration of the fees or compensation Administrator will receive from the Trust or other parties under other agreements or arrangements, in connection with the services Administrator performs under this agreement, the sufficiency of which Administrator acknowledges to be sufficient, Administrator agrees to perform the administrative services and functions specified in Schedule B attached hereto (the "Services") with respect to Shares owned by Plans and included in the Accounts.

     3. PRICING INFORMATION. The Trust or its designee will furnish Administrator, subject to availability, on each business day that the New York Stock Exchange is open for business ("Business Day"), with (i) net asset value information for each Fund as of the close of regular trading (currently 4:00 p.m. Eastern Time) on the New York Stock Exchange or at such other times at which a Fund's net asset value is calculated as specified in such Fund's prospectus (the "Close of Trading"), and (ii) dividend and capital gains information for each Fund as it becomes available. The Trust or its designee shall provide such information, as soon as reasonably practicable after the close of trading each Business Day, but in no even later than 6:30 p.m. Eastern Time on the same Business Day.

     4. PURCHASES AND REDEMPTIONS. The Trust agrees to sell to the Administrator those shares of the Funds which the Administrator orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. Receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order via the National Securities Clearing Corporation (the "NSCC") by 10:00 a.m. Eastern Time on the next following Business Day. The Fund will receive all orders to purchase Fund shares using the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform. The Fund will also provide the Administrator with account positions and activity data using the NSCC's Networking platform. The Administrator shall pay for Fund shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Fund shares in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Fund's designated Settling Bank to the NSCC. "BUSINESS DAY" shall any day on which the New York Stock Exchange is open for trading and on which the Fund calculates it net asset value pursuant to the rules of the

SEC. "NETWORKING" shall mean the NSCC's product that allows Fund's and Administrator to exchange account level information electronically. "SETTLING BANK" shall mean the entity appointed by the Fund to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

If the Administrator is somehow prohibited from submitting purchase and settlement instructions to the Fund for Fund shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Trust agrees to sell the Administrator those shares of the Funds which the Administrator orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of such order. For purposes of this Section, the Administrator shall be the agent of the Fund for the receipt of such orders from the Separate Account and receipt by such agent shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day. The Administrator shall pay for Fund shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Fund shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Fund's designated custodian. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates it net asset value pursuant to the rules of the SEC.

The Trust agrees to redeem for cash, upon the Administrator's request, any full or fractional shares of the Fund held by the Administrator on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Administrator shall be the agent of the Fund for receipt of requests for redemption from each Separate Account and receipt by such agent shall constitute receipt by the Fund; provided the Fund or the underwriter receives notice of such request for redemption via the NSCC by 10:00 a.m. Eastern Time on the next following Business Day. The Fund will receive all orders to redeem Fund shares using the NSCC's DCC&S platform. The Fund will also provide the Administrator with account positions and activity data using the NSCC's Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by the NSCC to the Separate Account's Settling Bank as designated by the Administrator, on the same Business Day the Fund or the underwriter receives notice of the redemption order from the Administrator provided that the Fund or the underwriter receives notice by 10:00 a.m. Eastern Time on such Business Day.

If the Administrator is somehow prohibited from submitting redemption and settlement instructions to the Fund for Fund shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Trust agrees to redeem for cash, upon the Administrator's request, any full or fractional shares of the Fund held by the Administrator on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Administrator shall be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund or the underwriter receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Administrator, on the same Business Day the Fund or the underwriter receives notice of the redemption order from the Administrator provided that the Fund or the underwriter receives notice by 10:00 a.m. Eastern Time on such Business Day.

The Administrator will place separate orders to purchase or redeem shares of each Fund.

     5. MAINTENANCE OF RECORDS. The Trust or its designee and Administrator shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making Shares available to the Plans. Upon the request of the Trust or its designee, Administrator shall provide copies of all the historical records relating to transactions between the Funds and the Plans, written communications regarding the Funds to or from such Plans and other materials, in each case (i) as are maintained by Administrator in the ordinary course of its business and in compliance with laws and regulations governing transfer agents, and (ii) as may reasonably be requested to enable the Trust or its representatives, including without limitation its auditors or legal counsel, to (a) monitor and review the Services, (b) comply with any request of a governmental body or self-regulatory organization or a Plan, (c) verify compliance by Administrator with the terms of this Agreement, (d) make required regulatory reports, or (e) perform general customer supervision. Administrator agrees that it will permit the Trust or such representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services.

     6. COMPLIANCE WITH LAWS. At all times, Administrator shall comply with all laws, rules and regulations applicable to a transfer agent under the Federal securities laws, including without limitation, requirements for delivery of prospectuses (which term includes prospectus supplements). Whether or not required by applicable law, Administrator shall deliver or arrange for the delivery of prospectuses to Plan Representatives and to Participants in Participant-directed Plans. Without limiting the foregoing: Administrator will be responsible for compliance with Regulation S-P, as adopted by the Securities and Exchange Commission. Administrator will adopt and maintain an anti-money laundering program in compliance with applicable laws and regulations, including provisions for necessary currency transaction reporting, detection of suspicious activities that could give rise to money laundering, and knowing Administrator's customers. In connection with the services contemplated in this Agreement, Administrator will identify sources of potential money laundering and notify the Fund or its agent of any potential areas that would reasonably raise concerns about the existence of money laundering or unlawful activity.

     7. REPRESENTATIONS WITH RESPECT TO FUNDS. Administrator and its agents and representatives shall not make any representations concerning a Fund or the Shares except those contained in the then-current prospectus of such Fund and in current Fund sales literature.

     8. FUND REPRESENTATIONS. The Trust represents and warrants that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

The Trust represents that each Fund (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Administrator immediately upon having a reasonable basis for believing that such Fund has ceased to so qualify or might not so qualify in the future.

     9. FUND PROSPECTUSES. The Trust shall provide the Administrator at no charge with as many printed copies of the Fund's current prospectus and statement of additional information as the Administrator may reasonably request. If requested by the Administrator, in lieu of providing printed copies of the Fund's current prospectus and statement of additional information, the Trust shall provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Administrator once each year (or more frequently if the prospectus and/or statement of additional information for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund's prospectus printed together in one document or separately. The Administrator may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

The Trust shall provide the Administrator at no charge with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Administrator shall reasonably require for distributing to Contract owners.

The Trust shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners and prospective Contract owners. The Trust shall pay for all costs for typesetting, printing and distributing proxy materials.

Each Fund's statement of additional information shall be obtainable by Contract owners from the Trust, the Administrator or such other person as the Trust may designate.

     10. RELATIONSHIP OF PARTIES. Except to the extent provided in Section 4 that the Administrator is the agent of the Trust for the limited purpose of receiving orders and transmitting those orders to the Trust, it is understood and agreed that all Services performed hereunder by Administrator shall be as an independent contractor and not as an employee or agent of the Trust or its designee, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party.

     11. PRICE ERRORS.

         (a) NOTIFICATION. If an adjustment is required in accordance with a Fund's then current policies on reimbursement ("Fund Reimbursement Policies") to correct any error in the computation of the net asset value of Fund shares ("Price Error"), Trust or its designee shall notify the Administrator as soon as practicable after discovering the Price Error. Notice may be made via facsimile or via direct or indirect systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Fund's other shareholders, the reason for the price change.

         (b) UNDERPAYMENTS. If a Price Error causes an Account to receive less than the amount to which it otherwise would have been entitled, Trust shall make all necessary adjustments (subject to the Fund Reimbursement Policies) so that the Account receives the amount to which it would have been entitled.

         (c) OVERPAYMENTS. If a Price Error causes an Account to receive more than the amount to which it otherwise would have been entitled, the Administrator, when requested by Trust or its designee (in accordance with the Fund Reimbursement Policies), shall use its best efforts to collect such excess amounts from the applicable customers.

         (d) FUND REIMBURSEMENT POLICIES. Trust agrees to treat the Administrator's customers no less favorably than Trust treats other Fund shareholders in applying the provisions of paragraphs 9(b) and 9(c).

     12. TERMINATION. This Agreement shall terminate

         (a) at the option of any party, upon 90 days' advance written notice to the other parties hereto; or

         (b) in the event of a material breach that has not been cured within ten days following a written notice of breach to the breaching party.

The provisions of Sections 5, 11, 13 and 14 shall survive any termination of this agreement.

     13. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Administrator may require the Trust to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Administrator desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "EXISTING CONTRACTS"), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Nothing in this Agreement, however, shall restrict or prohibit the Trust from discontinuing the offering of shares of any Fund to new investors or from liquidating any Fund in accordance with state and federal laws and its organizational documents upon approval by the Board of Trustees of the Trust.

The Trust shall remain obligated to pay Administrator the fee in effect as of the date of termination for so long as shares are held by the Accounts and Administrator continues to provide services to the Accounts. Such fee shall apply to shares purchased both prior to and subsequent to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

     14. INDEMNIFICATION. Administrator agrees to indemnify and hold harmless the Trust, the Trust's administrators, investment adviser, and transfer agent, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against any losses, claims, damages, liabilities or expenses to which an indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any orders that are not timely transmitted by Administrator in accordance with Section 4 of this Agreement or any trades that are cancelled by the Trust or its designee based upon payments for purchases of Shares that are not timely wired; (ii) Administrator's negligence or willful misconduct in performing the Services; (iii) any breach by Administrator of any material representation, warranty or covenant made in this Agreement; or (iv) any requests that are submitted by duly authorized representatives of Administrator on behalf of Participants or Plan Representatives for transaction adjustments (including, but not limited to, the pricing of net purchases or net redemptions of Shares on an "as of basis). Administrator will reimburse the indemnities for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such losses, claims or actions.

Trust agrees to indemnify and hold harmless the Administrator and its affiliates and their respective directors, officers, employees and agents (hereinafter "Administrator Indemnified Parties"), against any and all losses, claims, damages and liabilities to which Administrator may become subject (i) as a result of any untrue statement of a material fact contained in a Fund's prospectus or statement of additional information, as amended or supplemented from time to time, or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or in any sales-related materials provided to Administrator intended for dissemination to its Clients; (ii) failure to keep the registration of the shares and the prospectus by which they are sold current or to otherwise materially comply with the requirements of the 1940 Act and the Securities Act of 1933, as amended, in connection with such sales; or (iii) the Trust's willful misconduct or gross negligence in the performance or failure to perform its obligations under this Agreement, except to the extent the losses are a result of the negligence, willful misconduct or breach of this Agreement by an Administrator Indemnified Party.

In any event, neither party shall be liable for any special, consequential or incidental damages.

     15. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Each party represents that (a) it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity and (b) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement. Administrator further represents, warrants and covenants that:

     (i) the arrangements provided for in this Agreement will be disclosed to the Plans through their representatives;

     (ii) it will not be a "fiduciary" of any Plan with respect to the provision of the Administrative Services, the Services or with respect to a Plan's purchase of Shares, as such term is defined in
           Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code");

     (iii) it is not required to be registered as a broker-dealer or a transfer agent under the 1934 Act or any applicable state securities laws, including as a result of entering into and performing the Services set forth in this Agreement; and

     (iv) it has adopted and implemented internal controls reasonably designed to prevent instructions received from Participants or Plan Representatives on a given Business Day after the Close of Trading from being aggregated with the order for net purchases or net redemptions of Shares for that Business Day.

     The Trust further represents, warrants and covenants that the Trust is registered as an investment company under the Investment Company Act of 1940, as amended, and its Shares are registered under the Securities Act.

     16. NOTICE. Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service to the other party at the following address or such address as each party may give notice to the other:

     If to the Trust:

     Address:  The Victory Portfolios
               3435 Stelzer Road
               Columbus OH 43219
             ATTENTION: PRESIDENT

     If to Administrator:

             Hartford Life Insurance Company
             200 Hopmeadow Street
             Simsbury, CT 06089
             ATTENTION: James Davey

A notice given pursuant to this Section 16 shall be deemed given immediately when delivered personally, three days after the date of certified mailing, or one day after delivery by courier service.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio.

     18. GENERAL PROVISIONS. This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by writing signed by each of the parties. This Agreement shall not be assigned by either party hereto, without the prior written consent of the other party hereto.

     19. ABOUT VICTORY. The name "The Victory Portfolios" refers to the Trust created under a Certificate of Trust filed at the office of the State Secretary of Delaware. The obligations of "The Victory Portfolios" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the Trust Property (as defined in the Trust Instrument), and all persons dealing with any class of Shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust. The Trust has entered into this Agreement with respect to some or all of its Funds individually, and not jointly. The rights and obligations of the Trust described in this Agreement apply to each individual Fund. No Fund shall have any liability for any costs or expenses incurred by any other Fund. In seeking to enforce a claim against any Fund, Administrator shall look to the assets only of that Fund and not to the assets of any other Fund.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of this 28th day of September, 2004.

                                      THE VICTORY PORTFOLIOS ON BEHALF OF THOSE
                                      FUNDS LISTED ON SCHEDULE A, INDIVIDUALLY
                                      AND NOT JOINTLY.


                                      By:    /s/ Kathleen A. Dennis
                                             ----------------------------------
                                      Title: KATHLEEN A. DENNIS
                                             ----------------------------------
                                             PRESIDENT

                                      HARTFORD LIFE INSURANCE COMPANY

                                      By:    /s/ James Davey
                                             ----------------------------------
                                             James Davey
                                             Vice President

                                   SCHEDULE A

                                    The Funds

NAME OF THE FUND                                 SHARE CLASS(ES)
---------------------------------     -------------------------------------
Diversified Stock                     Class A

                           SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Administrator under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

                               401 MARKET
K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Eleven

                                   SCHEDULE B

                                  The Services

Administrator shall perform the following services, all in accordance with the terms of this Agreement:

     1. Maintain separate records for each Plan, which records shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances.

     2. Disburse or credit to the Plans, and maintain records of, all proceeds of redemption of shares and all other distributions not reinvested in Shares.

     3. Prepare, and transmit to each Plan periodic account statements showing the total number of Shares owned by each Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan during the statement period (whether paid in cash or reinvested in Shares.)

     4. Transmit to the Trust or its designee purchase orders and redemption requests placed by Plans.

     5. Transmit to the Trust or its designee such periodic reports as the Trust shall reasonably conclude is necessary to enable the Trust to comply with federal or state Blue Sky requirements.

     6. Transmit to the Plans confirmations of purchase orders and redemption requests placed by the Plans.

     7. Maintain all account balance information for the Plans and daily and monthly purchase summaries expressed in Shares and dollar amounts.

     8. Settle purchase order and redemption requests placed by Administrator on behalf of the Plans in accordance with the terms of each Fund's prospectus.

     9. Prepare file or transmit all Federal, state and local government reports and returns as required by law with respect to each account maintained on behalf of a Plan.

                      FIRST AMENDMENT TO SERVICE AGREEMENT
                                     BETWEEN
           THE VICTORY PORTFOLIOS AND HARTFORD LIFE INSURANCE COMPANY

          WHEREAS, The Victory Portfolios (the "Trust") and Hartford Life Insurance Company ("Administrator") entered into a Service Agreement (the "Agreement") dated September 28, 2004;

          WHEREAS, the parties now desire to amend said Agreement in the manner hereinafter set forth; and

          WHEREAS, any defined term(s) set forth in this amendment shall have the same meaning as set forth in the Agreement.

          NOW THEREFORE, effective October 1, 2007, in consideration of the mutual covenants herein contained, the parties hereto agree as follows.

     1. Effective January 1, 2008, the following will be added as a new section to the Agreement:

          20. COMPENSATION. As consideration for the services rendered hereunder, Administrator shall be compensated an annual fee, paid quarterly, of $16 per participant per Fund account for the assets invested in class A and R shares listed on Schedule A to be paid by the Trust for services provided by Administrator in carrying out this Agreement.

     2. Schedule A to the Agreement is hereby amended by deleting, in its entirety, the existing text and replacing it with the Schedule A attached to this Amendment.

     3. Except as specifically set forth in this Amendment, all other provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of this Amendment and the Agreement, this Amendment shall control.

IN WITNESS THEREOF, the parties have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first written above.


HARTFORD LIFE INSURANCE COMPANY         THE VICTORY PORTFOLIOS, on behalf
                                        of the Funds listed on Schedule A,
                                        individually and not jointly

By:    /s/ Richard E. Cady              By:    /s/ Chris Dyer
       -------------------------------         --------------------------------

Name:  Richard E. Cady                  Name:  Chris Dyer
       -------------------------------         --------------------------------

Title: AVP                              Title: Secretary
       -------------------------------         --------------------------------

Date:  10/25/2007                       Date:  10/22/07
       -------------------------------         --------------------------------

                                   SCHEDULE A

FUNDS                                       CUSIP NUMBER         SYMBOL
--------------------------------------   ------------------   ------------
Value Fund - A                                926464868          SVLSX
Value Fund - R                                926464249          VVFGX
Value Fund -J                                 92646A849          VVFIX
Diversified Stock Fund - A                    926464603          SRVEX
Diversified Stock Fund - R                    926464421          GRINX
Diversified Stock Fund -I                     92646A856          VDSIX
Special Value Fund - A                        926464843          SSVSX
Special Value Fund - R                        926464264          VSVGX
Special Value Fund - I                        92646A823          VSPIX
Small Company Opportunity Fund - A            926464835          SSGSX
Small Company Opportunity Fund - R            926464389          GOGFX
Small Company Opportunity Fund -I             92646A815          VSOIX
Focused Growth Fund - A                       92646A500          VFGAX
Focused Growth Fund - R                       92646A609          VFGRX

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Administrator under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

                                   401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

                              403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Eleven

                     SECOND AMENDMENT TO SERVICE AGREEMENT
                                    BETWEEN
           THE VICTORY PORTFOLIOS AND HARTFORD LIFE INSURANCE COMPANY

         WHEREAS, The Victory Portfolios (the "Trust") and Hartford Life Insurance Company ("Administrator") entered into a Service Agreement (the "Agreement") dated September 28, 2004;

         WHEREAS, the parties now desire to amend said Agreement in the manner hereinafter set forth; and

         WHEREAS, any defined term(s) set forth in this amendment shall have the same meaning as set forth in the Agreement.

         NOW THEREFORE, effective November 3, 2008, in consideration of the mutual covenants herein contained, the parties hereto agree as follows.

     1. Schedule A to the Agreement is hereby amended by deleting, in its entirety, the existing text and replacing it with the Schedule A attached to this Amendment.

     2. Except as specifically set forth in this Amendment, all other provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of this Amendment and the Agreement, this Amendment shall control.

         IN WITNESS THEREOF, the parties have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first written above.


HARTFORD LIFE INSURANCE COMPANY        THE VICTORY PORTFOLIOS, on behalf
                                       of the Funds listed on Schedule A,
                                       individually and not jointly

By:    /s/ Jamie Ohl                   By:    /s/ Chris Dyer
       ------------------------------         ---------------------------------

Name:  Jamie Ohl                       Name:  Chris Dyer
       ------------------------------         ---------------------------------

Title: Sr. Vice President              Title: Secretary
       ------------------------------         ---------------------------------

Date:  11/12/2008                      Date:  11/13/08
       ------------------------------         ---------------------------------

                                   SCHEDULE A

FUNDS                                     CUSIP NUMBER        SYMBOL
-------------------------------------  ------------------  ------------
Value Fund - A                              926464868         SVLSX
Value Fund - R                              926464249         VVFGX
Value Fund - I                              92646A849         VVFIX
Diversified Stock Fund - A                  926464603         SRVEX
Diversified Stock Fund - R                  926464421         GRINX
Diversified Stock Fund - I                  92646A856         VDSIX
Established Value Fund - A                  926464231         VETAX
Established Value Fund - R                  926464371         GETGX
Special Value Fund - A                      926464843         SSVSX
Special Value Fund - R                      926464264         VSVGX
Special Value Fund - I                      92646A823         VSPIX
Small Company Opportunity Fund - A          926464835         SSGSX
Small Company Opportunity Fund - R          926464389         GOGFX
Small Company Opportunity Fund - I          92646A815         VSOIX
Focused Growth Fund - A                     92646A500         VFGAX
Focused Growth Fund - R                     92646A609         VFGRX

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Administrator under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

                                   401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4, 401

                              403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Eleven, Two, Fourteen

                      THIRD AMENDMENT TO SERVICE AGREEMENT
                                    BETWEEN
           THE VICTORY PORTFOLIOS AND HARTFORD LIFE INSURANCE COMPANY

          WHEREAS, The Victory Portfolios (the "Trust") and Hartford Life Insurance Company ("Administrator") entered into a Service Agreement (the "Agreement") dated September 28, 2004;

          WHEREAS, the parties now desire to amend said Agreement in the manner hereinafter set forth; and

          WHEREAS, any defined term(s) set forth in this amendment shall have the same meaning as set forth in the Agreement.

          NOW THEREFORE, effective April 1, 2009, in consideration of the mutual covenants herein contained, the parties hereto agree as follows.

     1. Section 20 of the Agreement is hereby amended by adding the following language at the end of that Section.

     However, the maximum amount paid to Administrator shall be limited to a total of 10 bps per Fund of the value of the assets invested in Class A shares and 15 bps per Fund of the value of the assets invested in Class R shares. For the avoidance of doubt, the following is an example of the limit on fees paid by the Trust:
     Example:

DATA

                                   Quarter end
                                 Participant Count      Average Assets
                               ---------------------  -------------------
Diversified Stock Fund A                         700           8,500,000
Diversified Stock Fund R                         500           6,000,000
Special Value Fund R                             400           4,000,000

CALCS

                                  Part count fee       Quarterly BPS Fee     Amt that is paid
                               ---------------------  -------------------  --------------------
Diversified Stock Fund A                       2,800                2,125                 2,125
Diversified Stock Fund R                       2,000                2,250                 2,000
Special Value Fund R                           1,600                1,500                 1,500

                                                                              Total paid $5,625

     2. Except as specifically set forth in this Amendment, all other provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of this Amendment and the Agreement, this Amendment shall control.

     3.   The following is added to the Agreement:

          "At the end of the initial term of this Agreement, this Agreement may be automatically renewed for successive one year periods, unless any party notifies the others no later than thirty days before any anniversary of its intent to terminate this Agreement."

     4.   The following is added to the Agreement:

          "In the event of the insolvency or liquidation of Hartford, provided the Agreement is re-approved and re-executed by the parties and services are continued, fees shall continue to be payable directly to Hartford or its liquidator, receiver, conservator or statutory successor, without diminution and reasonable provision for verification by Hartford or its liquidator, receiver, conservator or statutory successor."

IN WITNESS THEREOF, the parties have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first written above.


HARTFORD LIFE INSURANCE COMPANY         THE VICTORY PORTFOLIOS, on behalf
                                        of the Funds listed on Schedule A,
                                        individually and not jointly

By:    /s/ Jason Frain                  By:    /s/ Chris Dyer
       ------------------------------          --------------------------------

Name:  Jason Frain                      Name:  Chris Dyer
       ------------------------------          --------------------------------

Title: AVP                              Title: Secretary
       ------------------------------          --------------------------------

Date:  6/23/09                          Date:  6/25/09
       ------------------------------          --------------------------------

                                       2